UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015

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CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

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New Jersey	1-1550	04-1923360
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

550 South Caldwell Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (980) 636-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction and Background

As previously disclosed, on October 26, 2014, Chiquita Brands International, Inc., a New Jersey corporation (“Chiquita”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cavendish Global Limited, a private limited company incorporated under the laws of England and Wales (“Parent”), Cavendish Acquisition Corporation, a New Jersey corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and, solely for purposes of Article IX of the Merger Agreement, Burlingtown UK LTD, a company incorporated in England and Wales (“Burlingtown”) and Erichton Investments Ltd., a company incorporated in the British Virgin Islands (“Erichton” and, together with Merger Sub, Parent and Burlingtown, “Cutrale-Safra”), pursuant to which, among other things, Merger Sub would merge with and into Chiquita (the “Merger”), with Chiquita as the surviving corporation and a wholly owned subsidiary of Parent. In accordance with the terms of the Merger Agreement, on January 6, 2015, the Merger was completed.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the closing of the Merger, Chiquita notified the New York Stock Exchange (the “NYSE”) on January 6, 2015, that any remaining outstanding Shares not owned, directly or indirectly, by Parent, Merger Sub or Chiquita or not held by any Chiquita subsidiary were converted into the right to receive the Offer Price and requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration Under Section 12(b) on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Shares on the NYSE will be suspended prior to the opening of trading on January 7, 2015. Chiquita also intends to file with the SEC a Form 15 requesting that Chiquita’s reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares, Chiquita’s 4.25% Convertible Senior Notes due 2016 and, when appropriate, Chiquita's 7.875% Senior Secured Notes due 2021, be suspended.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 5.01 below is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders

At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than Shares owned, directly or indirectly, by Parent, Merger Sub or Chiquita or held by any Chiquita subsidiary which were cancelled, was converted into the right to receive the Offer Price (as defined below).

Item 5.01	Changes in Control of Registrant

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) on November 4, 2014 to acquire all the outstanding shares of common stock of Chiquita, par value $0.01 per share (the “Shares”), at a price of $14.50 per Share, net to the seller in cash, without interest and subject to any required withholding of taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 4, 2014 (the “Offer to Purchase”), and in the related Letter of Transmittal, each filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Tender Offer Statement on Schedule TO dated November 4, 2014 (as amended or supplemented from time to time, the “Schedule TO”) filed by Merger Sub and Parent.

On January 6, 2015, Cutrale-Safra announced the completion of the Offer. The Offer expired at 12:00 midnight, New York City time, at the end of the day on January 5, 2015. According to Computershare Trust Company, N.A., the depositary for the Offer, 39,791,364 Shares were validly tendered and not validly withdrawn (not including 1,748,335 Shares tendered pursuant to notices of guaranteed delivery), which represented approximately 84.46% of the outstanding Shares. Merger Sub has accepted for payment, and has made payment to the depositary (which is acting as agent for tendering stockholders for the purpose of receiving payments for tendered Shares) for all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer.

Under the Merger Agreement, because Parent and Merger Sub and other affiliates of Parent did not collectively beneficially own at least 90% of the Shares upon completion of the Offer, Merger Sub was deemed to have exercised the option (the “Top-Up Option”) granted to Merger Sub under the Merger Agreement to purchase directly from Chiquita newly-issued Shares at the Offer Price. Chiquita issued to Merger Sub 41,286,271 Shares (the “Top-Up Shares”) for an aggregate purchase price of $598,650,930, which was paid by delivery of a promissory note. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

Upon the purchase of the Top-Up Shares on January 6, 2015, Merger Sub held a total of 81,077,635 Shares, representing more than 90% of the outstanding Shares. Following the purchase of Shares in the Offer and the exercise of the Top-Up Option, Merger Sub and Chiquita completed the Merger through the “short-form” procedures available under the New Jersey Business Corporation Act.

As a result of Merger Sub’s acquisition of Shares pursuant to the Offer and the consummation of the Merger, a change in control of Chiquita occurred and Chiquita became a wholly owned subsidiary of Parent. Merger Sub purchased the Shares (excluding the Top-Up Shares) for an aggregate amount of approximately $683 million and ultimately obtained the funds for the purchase from Parent. Parent had previously obtained equity commitments of up to $1 billion in the aggregate, or $500 million from each of Burlingtown and Erichton (whose obligations, on December 12, 2014, were transferred to and assumed by J. Safra Foods Holdings S.à.r.l.). Such commitments were honored and Parent contributed or otherwise advanced, or caused to be advanced, to Merger Sub the proceeds of the equity commitments.

The foregoing description of the Offer, Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, as of the Effective Time and pursuant to the Merger Agreement, the members of Chiquita’s board of directors (the “Board of Directors”) immediately prior to such time resigned as directors of Chiquita, and Michael Rubinoff (age 52), Carlos Bertaco Bomfim (age 49), Philip Warner (age 51) and Celso Barison (age 65) were appointed as the new directors of Chiquita. No director resigned because of any disagreement with Chiquita on any matter relating to its operations, policies or practices. At the time the new directors were appointed, Chiquita had not yet determined on which committees, if any, of the Board of Directors they would serve.

As described in the press release announcing completion of the Merger, Brian W. Kocher (age 45) has assumed the position of interim Chief Executive Officer and President, succeeding Edward L. Lonergan. Mr. Kocher joined Chiquita in 2005 as the Company’s Vice President, Controller and Chief Accounting Officer. From October 2007 until December 2010 he served as President of North America. In January 2011 Mr. Kocher was appointed President, Europe and the Middle East, responsible for all of the Company’s operations across that region and in February 2012 was appointed as the Company’s Senior Vice President and Chief Financial Officer. In December 2012, Mr. Kocher was appointed as the Company's Chief Operating Officer. Prior to joining Chiquita, Mr. Kocher held responsible finance and executive positions for more than 10 years at several companies.

There are no family relationships between Mr. Kocher and any director or executive officer of the Company, and he has no direct or indirect material interest in any transactions with the Company.

A copy of the press release announcing completion of the Merger, which also discusses other anticipated changes in management, is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change of Fiscal Year

As a result of the Merger, at the Effective Time, Chiquita’s Fourth Restated Certificate of Incorporation was amended and restated (as amended and restated, the “Amended and Restated Certificate of Incorporation”) and Chiquita’s Restated By-Laws were amended and restated (as amended and restated, the “Amended and Restated By-Laws”).

The Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 8.01	Other Events

On January 6, 2015, Chiquita and Cutrale-Safra issued a joint press release announcing the completion of the Offer and the expected consummation of the Merger, as well as a joint press release announcing completion of the Merger. A copy of the press releases are attached as Exhibits 99.1 and 99.2 to this report and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of October 26, 2014, by and among Chiquita, Parent, Merger Sub, Burlingtown and Erichton (incorporated by reference to Exhibit 2.1 to Chiquita’s Current Report on Form 8-K filed with the SEC on October 27, 2014)
3.1	Amended and Restated Certificate of Incorporation of Chiquita
3.2	Amended and Restated By-Laws of Chiquita
20.1	Offer to Purchase dated November 4, 2014 (incorporated by reference to Exhibit (a)(1)(A) to the Schedule TO, as originally filed with the SEC on November 4, 2014)
99.1	Press Release, dated January 6, 2015 (incorporated by reference to Exhibit (a)(5)(G) to the Schedule TO, as amended and filed with the SEC on January 6, 2015)
99.2	Press Release, dated January 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2015
CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ Brian W. Kocher
Brian W. Kocher
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of October 26, 2014, by and among Chiquita, Parent, Merger Sub, Burlingtown and Erichton (incorporated by reference to Exhibit 2.1 to Chiquita’s Current Report on Form 8-K filed with the SEC on October 27, 2014)
3.1	Amended and Restated Certificate of Incorporation of Chiquita
3.2	Amended and Restated By-Laws of Chiquita
20.1	Offer to Purchase dated November 4, 2014 (incorporated by reference to Exhibit (a)(1)(A) to the Schedule TO, as originally filed with the SEC on November 4, 2014)
99.1	Press Release, dated January 6, 2015 (incorporated by reference to Exhibit (a)(5)(G) to the Schedule TO, as amended and filed with the SEC on January 6, 2015)
99.2	Press Release, dated January 6, 2015